EXHIBIT 21

Crown Holdings, Inc.

Exhibit 21 - Subsidiaries of Registrant

NAME	STATE OR COUNTRY OF INCORPORATION OR ORGANIZATION

Crown Cork & Seal Company, Inc.	Pennsylvania

Crown Consultants, Inc.	Pennsylvania

NWR, Inc.	Pennsylvania

CROWN Americas, Inc.	Pennsylvania

Crown Holdings (PA), LLC	Pennsylvania

CROWN Risdon USA, Inc.	Delaware

CROWN Zeller USA, Inc.	Delaware

CROWN Packaging Technology, Inc.	Delaware

CROWN Cork & Seal USA, Inc.	Delaware

Crown Financial Management, Inc.	Delaware

Crown Overseas Investments Corporation	Delaware

Crown Beverage Packaging, Inc.	Delaware

CROWN Beverage Packaging Puerto Rico, Inc.	Delaware

Crown Cork & Seal Receivables (DE) Corporation	Delaware

Crown Cork & Seal Company, LLC	Delaware

Crown International Holdings, Inc.	Delaware

Crown New Delaware Holdings, Inc.	Delaware

CROWN Plastics Closures Argentina S.A.	Argentina

CROWN Packaging Argentina SA	Argentina

CROWN Verpakking België NV	Belgium

CROWN Speciality Packaging België NV	Belgium

Crown Brasil Holdings Ltda.	Brazil

CROWN Embalagens S.A.	Brazil

CROWN Tampas S.A.	Brazil

Crown Canadian Holdings ULC	Canada

CROWN Metal Packaging Canada Inc.	Canada

EXHIBIT 21

Crown Holdings, Inc.

Exhibit 21 - Subsidiaries of Registrant

NAME	STATE OR COUNTRY OF INCORPORATION OR ORGANIZATION

CROWN Metal Packaging Canada LP	Canada

CROWN Risdon Canada Inc.	Canada

Beijing CarnaudMetalbox Company Limited	China

CROWN Beverage Cans Beijing Limited	China

Foshan Continental Can Co. Limited	China

Foshan Crown Easy-Opening Ends Co., Limited	China

CROWN Beverage Cans Huizhou Limited	China

CROWN Beverage Cans Shanghai Limited	China

CROWN Plastic Closures Jiangmen Limited	China

Crown Colombiana, S.A.	Colombia

CROWN Centro Americana, S.A.	Costa Rica

CROWN Pakkaus OY	Finland

CROWN Astra SAS	France

Crown European Holdings SA	France

CROWN Europe Group Services	France

Crown Cork & Seal Finance S.A.	France

CROWN Emballage France SAS	France

Crown Developpement SAS	France

CROWN Polyflex SAS	France

Société de Participations CarnaudMetalbox SAS	France

CROWN Bevcan France SAS	France

CROWN Zeller France SAS	France

CROWN Verpackungen Deutschland GmbH	Germany

CROWN Nahrungsmitteldosen GmbH	Germany

Crown Bender GmbH	Germany

Crown Cork & Seal Deutschland Holdings GmbH	Germany

CROWN Zeller Deutschland GmbH	Germany

CROWN Speciality Packaging Deutschland GmbH	Germany

EXHIBIT 21

Crown Holdings, Inc.

Exhibit 21 - Subsidiaries of Registrant

NAME	STATE OR COUNTRY OF INCORPORATION OR ORGANIZATION

CROWN Nahrungsmitteldosen Deutschland GmbH	Germany

CROWN Verschlusse Deutschland GmbH	Germany

CROWN Hellas Can SA	Greece

CROWN Magyarorszag Csomagoloipari KFT	Hungary

CROWN Packaging Ireland Ltd.	Ireland

CROWN Beverage Plastics Italia S.p.A	Italy

Faba Sud SpA	Italy

CROWN Risdon Italia S.r.l.	Italy

CROWN Aerosols Italia S.r.l.	Italy

CROWN Bevcan Italia S.r.l.	Italy

CROWN Zeller Italia S.p.A	Italy

CROWN Société Malgache d’Emgallages Métalliques (CROWN SMEM)	Madagascar

CROWN Beverage Cans Malaysia Sdn Bhd	Malaysia

Crown Envases Mexico, S.A. de C.V.	Mexico

Carnaud Maroc	Morocco

CROWN Verpakking Nederland NV	The Netherlands

CROWN Aerosols Nederland BV	The Netherlands

CROWN Plastics Philippines, Inc.	Philippines

CROWN Packaging Polska Sp.z.o.o.	Poland

Crown Plastics Polska Sp.z.o.o.	Poland

CarnaudMetalbox de Portugal Embalagens S.A.	Portugal

Crown Cork & Seal de Portugal Embalagens S.A.	Portugal

CROWN Asia-Pacific Holdings Limited	Singapore

CROWN Beverage Cans Singapore Pte. Ltd.	Singapore

CarnaudMetalbox Slovakia spol.s.r.o.	Slovakia

EXHIBIT 21

Crown Holdings, Inc.

Exhibit 21 - Subsidiaries of Registrant

NAME	STATE OR COUNTRY OF INCORPORATION OR ORGANIZATION

CarnaudMetalbox Food South Africa (Pty) Ltd.	South Africa

Crown Cork de Espana SL	Spain

Envases Metalicos Manlleu SA	Spain

Ormis Embalajes de Espana SA	Spain

Crown Obrist AG	Switzerland

CROWN Food Packaging (Thailand) Public Company Limited	Thailand

CROWN Bevcan and Closures (Thailand) Company Limited	Thailand

Crown Cork & Seal Ambalaj Ve Ticaret A.S.	Turkey

CROWN Emirates Company Limited	United Arab Emirates

CarnaudMetalbox Bevcan PLC	United Kingdom

CarnaudMetalbox Closures Limited	United Kingdom

CarnaudMetalbox Engineering PLC	United Kingdom

CarnaudMetalbox Group UK Limited	United Kingdom

CarnaudMetalbox Overseas Limited	United Kingdom

CROWN Packaging UK PLC	United Kingdom

CMB Bottles and Closures Limited	United Kingdom

Crown Cork & Seal Finance PLC	United Kingdom

Crown UK Holdings Limited	United Kingdom

CROWN Speciality Packaging UK plc	United Kingdom

CROWN UCP plc	United Kingdom

CROWN Aerosols UK Limited	United Kingdom

Crownway Insurance Company	Vermont

CROWN Beverage Cans Hanoi Limited	Vietnam

CROWN Beverage Cans Saigon Limited	Vietnam

(1)	The list includes only consolidated subsidiaries which are directly owned or indirectly owned by the Registrant.

(2)	In accordance with Regulation S-K, Item 601(b) (ii), the names of certain subsidiaries have been omitted from the foregoing list. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary, as defined in Regulation S-X, Rule 1-02(w).